Exhibit 99.1

News Release

LCA-Vision Conducts 2008 Annual Stockholder Meeting
Board of Directors Reduces Quarterly Dividend Payment

CINCINNATI, May 14 /PRNewswire-FirstCall/ -- LCA-Vision Inc. (Nasdaq: LCAV), a leading provider of laser vision correction services under the LasikPlus(R) brand, conducted its 2008 Annual Stockholder Meeting on Monday, May 12, 2008. At the meeting, stockholders elected all of the company's five nominees to the Board of Directors. The Directors, who will each serve a one-year term, are:

--	William F. Bahl, Co-Founder and President of Bahl & Gaynor Investment Counsel
--	John H. Gutfreund, Senior Advisor of Collins Stewart LLC
--	John C. Hassan, Consultant with BSC Ventures
--	Steven C. Straus, Chief Executive Officer of LCA-Vision Inc.
--	E. Anthony Woods, Non-Executive Chairman of LCA-Vision, and Chairman of Deaconess Associations, Inc.

LCA-Vision stockholders also approved the appointment of Ernst & Young LLP as auditors of the company for the 2008 calendar year. At a board meeting also conducted on Monday, LCA-Vision's Board of Directors approved a reduction in its quarterly dividend to $0.06 per share from $0.18 per share, payable on June 6, 2008, to stockholders of record as of May 26, 2008.

Commenting on current business conditions, Steve Straus, LCA-Vision's Chief Executive Officer, said, "Recent news reports of the FDA panel review of post-Lasik quality of life matters have not caused a material change in our pre-operative or treatment appointment cancellations. However, the number of bookings quarter-to-date of pre-operative appointments have dropped approximately 20%. Our new marketing creative continues to outperform our older marketing messages across all media, but appointments are significantly softer than prior periods and prior year levels."

Forward-Looking Statements
This news release contains forward-looking statements based on current expectations, forecasts and assumptions of LCA-Vision that are subject to risks and uncertainties. These forward-looking statements in this release are based on information available to us as of the date hereof. Actual results could differ materially from those stated or implied in our forward-looking statements due to risks and uncertainties associated with our business, including, without limitation, those concerning economic, political and sociological conditions, which can affect our procedure volume and revenue; the acceptance rate of new technology, and our ability to successfully implement new technology on a national basis; market acceptance of our services; the successful execution of marketing strategies to cost effectively drive patients to our vision centers, which recent results would indicate are no longer as effective as they have been in prior periods; competition in the laser vision correction industry; an inability to attract new patients; the possibility of long-term side effects and adverse publicity regarding laser vision correction; operational and management instability; legal or regulatory action against us or others in the laser vision correction industry; our ability to successfully open new vision centers, including our ability to reach profitability targets for new vision centers within a specified time period; the relatively high fixed cost structure of our business; the continued availability of non-recourse third-party financing for our patients on terms similar to what we have paid historically; and the future value of revenues financed by us and our ability to collect on such financings which will depend on a number of factors, including the consumer credit environment and our ability to manage credit risk related to consumer debt, bankruptcies and other credit trends. In addition, the FDA's advisory board on ophthalmic devises is currently reviewing concerns about post-Lasik quality of life matters and the advisory board may propose a major new study on Lasik outcomes. The outcome of this review could potentially impact negatively the acceptance of Lasik. For a further discussion of the factors that may cause actual results to differ materially from current expectations, please review our filings with the Securities and Exchange Commission, including but not limited to our reports on Forms 10-K, 10-Q and 8-K. Except to the extent required under the federal securities laws and the rules and regulations promulgated by the Securities and Exchange Commission, we assume no obligation to update the information included in this news release, whether as a result of new information, future events or circumstances, or otherwise.

About LCA-Vision Inc./LasikPlus(R)
LCA-Vision Inc., a leading provider of laser vision correction services under the LasikPlus(R) brand, operates 76 LasikPlus(R) fixed-site laser vision correction centers in 33 states and 59 markets in the United States and a joint venture in Canada. Additional company information is available at www.lca-vision.com and www.lasikplus.com.

For Additional Information
Patricia Forsythe
V.P. Investor Relations
513-792-5629
pforsythe@lca.com